UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 22, 2004

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 12.  Results of Operations and Financial Condition

The information in this Item 12 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 12 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On July 22, 2004, Standard Register issued an earnings release announcing its financial results for the second quarter and first half ended June 27, 2004.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 12.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: July 23, 2004	/s/ Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

Standard Register

EXHIBIT 99.1

600 Albany St.  ·  Dayton, OH   45408

937.221.1000  ·  937.221.1486 (fax)

www.standardregister.com

NEWS RELEASE

News media contact:

Investor contact:

Julie McEwan  ·  937.221.1825

Robert J. Cestelli  ·  937.221.1304

julie.mcewan@standardregister.com

robert.cestelli@standardregister.com

For Release on July 22, 2004 at 5:15 EDT

Standard Register Reports Second Quarter Results

DAYTON, Ohio (July 22, 2004) – Standard Register (NYSE: SR) today reported results for the 2004 second quarter and first half ended June 27, 2004.

Second Quarter Results of Operations

     Revenue for the second quarter of 2004 was $226.5 million, down 2.8 percent from the same quarter of 2003.  More significantly, revenue has edged higher in each of the most recent three consecutive quarters. “This relatively stable pattern over the trailing four quarters stands in stark contrast to the declining revenue pattern during earlier periods that was the major contributing factor to the decreases in profitability during 2002 and 2003,” said Dennis Rediker, Standard Register’s president and chief executive officer.

     The net loss in the second quarter was $2.6 million or $0.09 per share, compared to a net loss of $12.0 million or $0.42 per share in the 2003 quarter.  Restructuring, asset impairment, and the amortization of past years’ pension losses reduced earnings in both periods, as indicated in the table below.  The Company also recorded a tax adjustment in the current quarter, equivalent to $0.03 per share.  Excluding these items, per share earnings were $0.04 this year versus $0.08 in the prior period.

 Second Quarter Earnings Per Share

  2004

  2003

Change

Total Reported Earnings Per Share

$ -0.09

$ -0.42

 $ 0.33

Effect of:

Restructuring & Impairment Expenses

$ -0.07

$ -0.46

 $ 0.39

Amortization of Prior Years’ Pension Losses

   -0.09

   -0.04

   -0.05

Tax Adjustment

    0.03

    0.00

    0.03

Total

$ -0.13

$ -0.50

 $ 0.37

All Other

$  0.04

$  0.08

$-0.04

-more-

     The $0.04 per share decrease is attributable to weaker pricing, which reduced both the revenue and gross margin by the equivalent of $0.15 per share, partially offset by reductions in SG&A expenses and depreciation, which added about $0.11 to per share earnings.

     The Company paid down $25 million of debt during the quarter.  Excluding the debt repayment, there was a net cash outflow of $7.4 million, including restructuring spending of $2.2 million and $5.0 million of voluntary pension contributions.  Capital expenditures and dividends were $4.8 million and $6.6 million, respectively, similar in amount to first quarter levels.  Net debt was just 24 percent of total capital at quarter-end.

First Half Results of Operations

     Revenue was $452.5 million for the first half, down 3.5 percent from the $469.1 million reported in the prior year.  The majority of this decrease was attributable to lower prices in the traditional core business.

     The net loss for the first half of 2004 was $9.1 million or $0.32 per share, compared to a loss of $13.1 million or $0.46 for the comparable period of 2003.  Again, restructuring, impairment, pension expense, and the tax adjustment figured prominently in the comparative results for the two periods, as indicated in the table below. Excluding these items, earnings per share were off $0.10, primarily reflecting the net effect of lower prices offset in part by cost reductions.

Six Months YTD Earnings Per Share

              2004

              2003

Change

Total Reported Earnings Per Share

$ -0.32

$ -0.46

 $ 0.14

Effect of:

Restructuring & Impairment Expenses

$ -0.14

$ -0.46

 $ 0.32

Amortization of Prior Years’ Pension Losses

   -0.19

   -0.08

   -0.11

Tax Adjustment

    0.03

    0.00

    0.03

Total

$ -0.30

$ -0.54

 $ 0.24

All Other

$ -0.02

$  0.08

$-0.10

Outlook

     “We will continue to pursue opportunities to grow our top line,” said Rediker, adding, “Our backlogs and custom finished inventories are 3.5 percent higher than year earlier levels and new account implementations are up significantly versus last year.  Industry oversupply and technology are working against our traditional core products, however, and our near term outlook is for relatively steady revenue performance, influenced by typical quarterly seasonal factors.”

-more-

   “We are encouraged by our steady progress in retaining and growing our healthcare base while focusing on achieving market share gains in our traditional core products.  We will continue to support our  SMARTworks® e-procurement platform, and to invest in our long-term growth opportunities in Print on Demand and our ExpeData™ Digital Pen and Paper offering.

     In the very near term, however, our focus must be on addressing the performance of operations that currently do not make a sufficient contribution to profit, and on improving our overall Company productivity,” said Rediker.  “Accordingly, we expect to improve our cost and expense ratios over the next several quarters by a total of approximately five percentage points in relation to revenue.”

Dividend

     Standard Register’s Board of Directors today declared a quarterly dividend of $0.23 per share to be paid on September 10, 2004 to shareholders of record as of August 27, 2004.  The Company has paid dividends every quarter since going public in 1956.

Webcast

     Standard Register will conduct a webcast about the quarter results on July 23 at 10 a.m. EDT at  www.standardregister.com/investorrelations.  It will also be available for replay thereafter.

About Standard Register

     Standard Register (NYSE: SR) is a leading information solutions company, with more than 90 years of innovation in improving the way business gets done in healthcare, financial services, manufacturing and other industries.  The company helps organizations increase efficiency, reduce costs, enhance security and grow revenue by effectively capturing, managing and using information.  Its offerings range from document and label solutions to e-business solutions to consulting and managed services.  More information is available at www.standardregister.com.

Safe Harbor Statement

     This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2004 and beyond could differ materially from the Company’s current expectations.  Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

-more-

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 28, 2003.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

Presentation of Information in This Press Release

      This press release presents information that excludes restructuring and impairment expense, amortization of prior years’ pension losses, and tax adjustments.  These financial measures are considered non-GAAP.  Generally a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles.  Standard Register believes that this information will enhance an overall understanding of its financial performance due to the non-operational nature in the above items and the significant change from period to period.  The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

###

THE STANDARD REGISTER COMPANY

Second Quarter		STATEMENT OF OPERATIONS	Y-T-D
13 Weeks Ended		(In Thousands, except Per Share Amounts)	26 Weeks Ended
27-Jun-04	29-Jun-03		27-Jun-04	29-Jun-03

$226,486	$232,950	TOTAL REVENUE	$452,540	$469,093

144,869	143,842	COST OF SALES	287,380	291,484

81,617	89,108	GROSS MARGIN	165,160	177,609

		COSTS AND EXPENSES
3,747	4,749	Research and Development	7,352	9,783
69,085	69,440	Selling, General and Administrative	144,922	140,965
10,729	12,293	Depreciation and Amortization	21,365	24,886
789	9,545	Asset Impairment	789	9,545
2,195	12,972	Restructuring	5,576	12,972

86,545	108,999	TOTAL COSTS AND EXPENSES	180,004	198,151

(4,928)	(19,891)	LOSS FROM OPERATIONS	(14,844)	(20,542)

		OTHER INCOME (EXPENSE)
(642)	(971)	Interest Expense	(1,332)	(2,634)
79	381	Investment and Other Income	129	777
(563)	(590)	Total Other Expense	(1,203)	(1,857)

(5,491)	(20,481)	LOSS BEFORE INCOME TAXES	(16,047)	(22,399)

(2,870)	(8,485)	Income Tax Benefit	(6,927)	(9,271)

($2,621)	($11,996)	NET LOSS	($9,120)	($13,128)

28,558	28,265	Average Number of Shares Outstanding - Basic and Diluted	28,521	28,233

($0.09)	($0.42)	Loss Per Share - Basic and Diluted	($0.32)	($0.46)

$0.23	$0.23	Dividends Paid Per Share	$0.46	$0.46

		BALANCE SHEET
		(In Thousands)	27-Jun-04	28-Dec-03
		ASSETS
		Cash & Short Term Investments	$25,561	$76,959
		Accounts Receivable	129,736	125,943
		Inventories	52,153	49,757
		Other Current Assets	34,589	32,802
		Total Current Assets	242,039	285,461

		Plant and Equipment	154,122	165,538
		Goodwill and Intangible Assets	68,338	68,623
		Deferred Taxes	78,665	72,654
		Other Assets	36,996	36,681

		Total Assets	$580,160	$628,957

		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current Portion Long-Term Debt	$100,000	$0
		Current Liabilities	89,607	99,823
		Deferred Compensation	15,459	15,526
		Long-Term Debt	0	125,000
		Retiree Healthcare	48,755	49,769
		Pension Liability	90,247	89,608
		Other Long-Term Liabilities	890	643
		Shareholders' Equity	235,202	248,588

		Total Liabilities and Shareholders' Equity	$580,160	$628,957